UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 16, 2014

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 16, 2014, Arthur J. Gallagher & Co. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the completion of an acquisition by the Company of certain insurance brokerage businesses of Wesfarmers Insurance Investments Pty Ltd and OAMPS Ltd (together, with Wesfarmers Insurance Investments Pty Ltd, the “Seller”) in Australia, New Zealand and the United Kingdom, pursuant to a Share Sale Agreement entered into on April 6, 2014 and amended on June 15, 2014 (the “Share Sale Agreement”). This amendment to the Original Form 8-K is being filed to provide financial statements of the Seller and pro forma financial information as required by Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited combined financial report of the broking division of Wesfarmers Limited as of and for the fiscal year ended June 30, 2013, and the unaudited interim combined financial report of the broking division of Wesfarmers Limited as of and for the interim period ended December 31, 2013, are filed with this Form 8-K/A as Exhibits 99.1 and 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information and corresponding explanatory notes are filed with this Form 8-K/A as Exhibit 99.3.

(d)	Exhibits.

Exhibit 23	Consent of Ernst & Young.

Exhibit 99.1	Audited combined financial report of the broking division of Wesfarmers Limited as of and for the fiscal year ended June 30, 2013.

Exhibit 99.2	Unaudited interim combined financial report of the broking division of Wesfarmers Limited as of and for the interim period ended December 31, 2013.

Exhibit 99.3	Unaudited pro forma condensed consolidated financial information and corresponding explanatory notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: September 2, 2014	/s/ Richard C. Cary
Richard C. Cary Chief Accounting Officer

Arthur J. Gallagher & Co.

Current Report on Form 8-K/A

Exhibit Index

Exhibit No.	Description

Exhibit 23	Consent of Ernst & Young.

Exhibit 99.1	Audited combined financial report of the broking division of Wesfarmers Limited as of and for the fiscal year ended June 30, 2013.

Exhibit 99.2	Unaudited interim combined financial report of the broking division of Wesfarmers Limited as of and for the interim period ended December 31, 2013.

Exhibit 99.3	Unaudited pro forma condensed consolidated financial information and corresponding explanatory notes.